Exhibit 99.2

AECOM

Regulation G Information

FY17 GAAP EPS Guidance based on Adjusted EPS Guidance

Fiscal Year End 2017

GAAP EPS Guidance	$2.13 to $2.53
Adjusted EPS Excludes:
Amortization of intangible assets	$0.60
Acquisition and integration-related expenses	$0.19
Financing charges in interest expense	$0.13
Year-to-date non-core operating losses	$0.01
Tax effect of the above items*	$(0.26)
Adjusted EPS Guidance (Non-GAAP)	$2.80 to $3.20

*The adjusted tax expense differs from the GAAP tax expense based on the deductibility and tax rate applied to each of the adjustments.

FY17 GAAP Tax Rate Guidance based on Adjusted Tax Rate Guidance

Fiscal Year End 2017

GAAP Tax Rate Guidance	15%
Tax rate impact from adjustments to GAAP earnings	3%
Tax rate impact from inclusion of NCI deduction	2%
Effective Tax Rate for Adjusted Earnings Guidance	20%

FY17 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance

(in millions)	Fiscal Year End 2017

GAAP Interest Expense Guidance	$220
Financing charge in interest expense	$20
Adjusted Interest Expense Guidance	$200